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                                                                    EXHIBIT 23.1


                     PEREZ-ABREU, AGUERREBERE, SUEIRO LLC

                         Certified Public Accountants



                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



We consent to the incorporation by reference in the Form 10-KSB under the Securities and Exchange Act of 1934 of ECO-Rx, Inc. for the years ended December 31, 1999 and 1998 of our report dated June 14, 2000 with respect to the financial statements of ECO-Rx, Inc. for the years ended December 31, 1999 and 1998.



PEREZ-ABREU, AGUERREBERE, SUEIRO LLC

Coral Gables, Florida
July 18, 2000



            220 Miracle Mile, Suite 203 Coral Gables, Florida 33134
                 Telephone 305-567-0150 Facsimile 305-476-1551